POWER OF ATTORNEY
I hereby constitute and appoint each of Brian
Gavin and Peter Koffler, signing singly, my
true and lawful attorney-in-fact:
(1) to execute for and on my behalf, in my
capacity as a trustee, officer or other
reporting person of Blackstone Alternative
Alpha Fund or Blackstone Alternative
Alpha Master Fund, each a Massachusetts business
 trust, (each, a "Fund"), Forms
3,4 and 5 in accordance with Section 16(a) ofthe
 Securities Exchange Act of
1934, as amended, and the rules thereunder, and
Section 30(h) of the Investment
Company Act of 1940, as amended;
(2) to do and perform any and all acts for and on
 my behalf that may be necessary or
desirable to complete and execute any such Form 3, 4
 or 5 to and timely file such
Form with the United States Securities and Exchange
Commission (the "SEC");
(3) do and perform any and all acts for and on behalf
 of the undersigned that may be
necessary or desirable to file for Access Codes to the
 SEC EDGAR System,
including but not limited to the completion, execution
 and timely delivery of a
statement of authentication to the Commission in order
 to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type whatsoever in
 connection with the foregoing
which, in the opinion of such attorney-in-fact, may be
 to my benefit, in my best
interest, or that I am legally required to do, it being
 understood that the documents
executed by such attorney-in-fact on my behalf pursuant
 to this Power of Attorney
shall be in such form and shall contain such terms and
 conditions as such
attorney-in-fact may approve in such attorney-in-fact's
 discretion.
I hereby grant to each such attorney-in-fact full power
 and authority to do and perform any and
every act and thing whatsoever requisite, necessary, or
 proper to be done in the exercise of any
of the rights and powers herein granted, as fully to all
 intents and purposes as I might or could do
if personally present, with full power of substitution,
 resubstitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact,
 or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
 virtue of this power of attorney and the
rights and powers herein granted. I acknowledge that
 the attorneys-in-fact, in serving in such
capacity at my request, are not assuming, nor is any
 Fund assuming, any of my responsibilities to
comply with Section 16 of the Securities Exchange Act
 of 1934, as amended, and the rules
thereunder, and Section 30(h) of the Investment Company
 Act of 1940, as amended.
This Power of Attorney shall remain in full force and
 effect until I am no longer required to file
Forms 3, 4 and 5 with respect to my holdings of and
 transactions in Fund securities, unless I
earlier revoke it in a signed writing delivered to
 the attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power of
 Attorney to be executed as of this
14th day of February, 2012.
/s/ Alberto Santulin
Signature
Alberto Santulin
Print Name